UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2025

VENUS CONCEPT INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38238	06-1681204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

235 Yorkland Blvd , Suite 900
Toronto, Ontario M2J 4Y8
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (877) 848-8430

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VERO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment and Consent Agreement

On February 28, 2025,  Venus Concept Inc. (the “Company”), Venus Concept USA, Inc., a wholly-owned subsidiary of the Company (“Venus USA” or “Borrower”), Venus Concept Canada Corp., a wholly-owned Canadian subsidiary of the Company (“Venus Canada”), and Venus Concept Ltd., a wholly-owned Israeli subsidiary of the Company (“Venus Israel” and together with the Company, Venus USA and Venus Canada, the “Loan Parties”), entered into an Amendment and Consent Agreement with Madryn Health Partners, LP (“Madryn”) and Madryn Health Partners (Cayman Master), LP (“Madryn Cayman,” and together with Madryn, the “Lenders” or the “Holders”) (the “Amendment and Consent Agreement”), to extend the maturity date of the Loan and Security Agreement (Main Street Priority Loan), dated December 8, 2020, among the Lenders, as lenders, and Venus USA, as borrower (the “MSLP Loan Agreement”) from December 8, 2025 to December 8, 2026.

The Amendment and Consent Agreement also granted relief under the MSLP Loan Agreement, such that (i) certain minimum liquidity requirements under the MSLP Loan Agreement are waived through March 31, 2025, and (ii) permit Venus USA to apply the March 8, 2025 cash interest payment due under each Note (as defined in the Amendment and Consent Agreement) to the respective outstanding principal balance of each Note.

The foregoing description of the Amendment and Consent Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment and Consent Agreement, a copy of which is filed hereto as Exhibit 10.1.

Amendment to Secured Subordinated Convertible Notes

As previously reported, on October 4, 2023, the Loan Parties entered into an Exchange Agreement with the Holders (the “Exchange Agreement”).  Pursuant to the Exchange Agreement, the Holders agreed to, amongst other things, exchange $26,695,110.58 in aggregate principal amount of outstanding secured convertible notes of the Company for $22,791,748.32 in aggregate principal amount of new secured convertible notes of the Company (the “New Notes”).

On February 28, 2025, the Loan Parties and Holders entered into an Amendment to Secured Subordinated Convertible Notes agreement (the “Madryn Note Amendment”).  The Madryn Note Amendment amended the New Notes to extend the maturity date of the New Notes from December 9, 2025 to December 9, 2026.

The foregoing description of the Madryn Note Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Madryn Note Amendment, a copy of which is filed hereto as Exhibit 10.2.

Twelfth Bridge Loan Amendment

On February 28, 2025, the Loan Parties entered into a Twelfth Bridge Loan Amendment Agreement with the Lenders (the “Twelfth Bridge Loan Amendment”). The Twelfth Bridge Loan Amendment amended that certain Loan and Security Agreement, dated April 23, 2024, among Venus USA, as borrower, the Company, Venus Canada and Venus Israel, as guarantors, and the Lenders, as lenders (as amended from time to time, the “Bridge Loan”), to extend the maturity date of the Bridge Loan from February 28, 2025 to March 31, 2025.

The foregoing description of the Twelfth Bridge Loan Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Twelfth Bridge Loan Amendment, a copy of which is filed hereto as Exhibit 10.3.

Amendment to Secured Subordinated Convertible Notes

As previously reported, on January 18, 2024, the Loan Parties entered into a Note Purchase and Registration Rights Agreement (the “Note Purchase Agreement”) with EW Healthcare Partners, L.P. (“EW”) and EW Healthcare Partners-A, L.P. “EWA,” and together with EW, the “Investors”). Pursuant to the Note Purchase Agreement, the Company issued and sold to the Investors $2,000,000 in aggregate principal amount of secured subordinated convertible notes (the “Notes”).

On February 28, 2025, Loan Parties and Investors entered into an Amendment to Secured Subordinated Convertible Notes agreement (the “EW Note Amendment”).  The EW Note Amendment amends the Notes to extend the maturity date of the Notes from December 9, 2025 to December 9, 2026.

The foregoing description of the EW Note Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the EW Note Amendment, a copy of which is filed hereto as Exhibit 10.4.

Item 3.03	Material Modification to Rights of Security Holders

On March 3, 2025, the Company effected a 1-for-11 reverse stock split (the “Reverse Stock Split”) of the Company’s issued and outstanding common stock, par value $0.0001 per share (“Common Stock”) by the filing of a Certificate of Amendment of Certificate of Incorporation (the “Certificate”) with the Secretary of State of the State of Delaware pursuant to the Delaware General Corporation Law. The Reverse Stock Split became effective at 5:00 p.m. Eastern Time on March 3, 2025. The Company anticipates that the Common Stock will begin to trade on a Reverse Stock Split-adjusted basis as of the opening of the Nasdaq Capital Market on March 4, 2025.

On February 14, 2025, the Company held a Special Meeting of Stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved the Reverse Stock Split at a ratio ranging from 1-for-5 up to a ratio of 1-for-16, such ratio and the implementation and timing of such Reverse Stock Split to be determined by the Company’s Board of Directors (the “Board”) at its discretion. Following the Special Meeting on February 14, 2025, the Board approved the Reverse Stock Split at a ratio of 1-for-11 shares.

As a result of the Reverse Stock Split, every 11 shares of Common Stock issued and outstanding were automatically reclassified into one new share of Common Stock. The Reverse Stock Split did not modify any rights or preferences of the shares of Common Stock. Proportionate adjustments will be made to the exercise or conversion prices and the number of shares underlying the Company’s outstanding equity awards, convertible securities and warrants, as well as to the number of shares issued and issuable under the Company’s equity incentive plans. The conversion ratio of our preferred stock will also be proportionately adjusted with respect to shares of preferred stock issued and outstanding before the Reverse Stock Split. The Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split will not affect the number of authorized shares of Common Stock or the par value of the Common Stock.

No fractional shares were issued in connection with the Reverse Stock Split. Any fractional shares resulting from the Reverse Stock Split were automatically rounded up to the nearest whole share. Ownership percentages did not meaningfully change as a result of rounding up the fractional shares. Similarly, no fractional shares were issued on the exercise of outstanding stock options, awards or rights, except as otherwise expressly specified in the documents governing such stock options, awards or rights.

The foregoing descriptions of the Certificate does not purport to be complete and is qualified in its entirety by reference to the complete text of the Certificate, which is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment, filed February 28, 2025

10.1
Amendment and Consent Agreement, dated February 28, 2025, by and among Venus Concept Inc., Venus Concept Canada Corp., Venus Concept USA Inc., Venus Concept Ltd., Madryn Health Partners, LP and Madryn Health Partners (Cayman Master), LP

10.2
Second Amendment to Secured Subordinated Convertible Notes, dated February 28, 2025, by and among Venus Concept Inc., Venus Concept Canada Corp., Venus Concept USA Inc., Venus Concept Ltd., Madryn Health Partners, LP and Madryn Health Partners (Cayman Master), LP

10.3
Twelfth Amendment to Bridge Loan Agreement, dated February 28, 2025, by and among Venus Concept USA, Inc., Venus Concept Inc., Venus Concept Canada Corp., Venus Concept Ltd., Madryn Health Partners, LP and Madryn Health Partners (Cayman Master), LP

10.4
Amendment to Secured Subordinated Convertible Notes, dated February 28, 2025, by and among Venus Concept Inc., Venus Concept Canada Corp., Venus Concept USA Inc., Venus Concept Ltd., EW Healthcare Partners, L.P. and EW Healthcare Partners-A, L.P

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENUS CONCEPT INC.

Date: March 4, 2025	By:	/s/ Michael Mandarello
Michael Mandarello
Chief Legal Officer